UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  May 27, 2009

CENTER BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	2-81353	52-1273725
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

2455 Morris Avenue, Union, New Jersey                          07083
(Address of principal executive offices)                      (Zip Code)

Registrant's telephone number, including area code: (800) 862-3683

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2009, at the Annual Meeting of Shareholders of Center Bancorp, Inc. (“Center Bancorp” or the “Company”), the Company’s shareholders approved the Center Bancorp, Inc. 2009 Equity Incentive Plan (the “2009 Plan”).  The Company’s Board of Directors had adopted the 2009 Plan on March 26, 2009, subject to shareholder approval.  The general purpose of the 2009 Plan is to provide an incentive to the Company's officers, employees and consultants, including the officers, employees and consultants of the Company's subsidiaries, by enabling them to share in the future growth of the Company's business.

The 2009 Plan provides for the grant of options to purchase shares of the Company's common stock, as well as restricted or unrestricted shares of the Company's common stock and restricted stock units payable in shares of the Company's common stock. .  The maximum aggregate number of shares of the Company’s common stock issuable under the 2009 Plan is 400,000 shares, subject to customary adjustments for stock splits, stock dividends or similar transactions.  No one person may  receive stock options for more than 100,000 shares, also subject to customary adjustments for stock splits, stock dividends or similar transactions.

The 2009 Plan replaces the Company’s 1999 Stock Incentive Plan (the “1999 Plan”) which expired on April 13, 2009.  While options remain outstanding under the 1999 Plan, no additional options to purchase shares of the Company's common stock or restricted shares may be granted under the 1999 Plan.

The 2009 Plan provides that it will be administered by the Board's Compensation Committee. The Compensation Committee has authority to determine the terms and conditions of each option or other kind of equity award granted under the 2009 Plan and adopt, amend and rescind rules and regulations for the administration of the 2009 Plan.  No options or awards may be made or granted under the 2009 Plan after March 26, 2019, but the 2009 Plan will continue thereafter with respect to previously granted awards which remain subject to the 2009 Plan.

Options granted under the 2009 Plan may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or “nonstatutory stock options” that do not meet the requirements of Section 422 of the Code.  The Compensation Committee will determine the exercise price of options granted under the 2009 Plan; provided that the exercise price of options must be at least equal to the fair market value per share of the Company’s common stock (or 110% of fair market value in the case of incentive stock options granted to any ten-percent shareholder) at the time the option is granted.  No option may be exercisable for more than ten years (five years in the case of an incentive stock option granted to a ten-percent shareholder) from the date of grant.  Options granted under the 2009 Plan will be exercisable at such time or times as the Compensation Committee prescribes at the time of grant.

Generally, the option price may be paid (a) in cash or by check, (b) through delivery of shares of the Company’s common stock having a fair market value equal to the purchase price, (c) consideration received by the Company under a cashless exercise program, including any net-settlement or broker-assisted cashless exercise program, (d) a combination of these methods or (e) any other consideration permitted by applicable law.

The Compensation Committee has the authority to re-price options in certain limited circumstances. The Compensation Committee may reduce the exercise price of any option to the then current fair market value if the fair market value of the Company's common stock covered by such option declines by 50% from the date of grant to the date that is one year after the date of grant.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient.  Options that are exercisable at the time of a recipient’s termination of service generally will continue to be exercisable for a period of 90 days.  If the termination was due to the death or disability of the recipient, the option generally will continue to be exercisable for a period of one year.

The Compensation Committee may also grant a restricted stock award and/or a restricted stock unit award to any eligible officer, employee or consultant.  Under a restricted stock award, shares of Company common stock that are the subject of the award are generally subject to restrictions on transfer to the extent that the recipient terminates service with the Company prior to the award having vested or if the performance goals established by the Compensation Committee as a condition of vesting are not achieved.  The Compensation Committee will determine the restrictions and vesting terms of each stock award.  Shares of Company common stock that are subject to a restricted stock award cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award unless and until the applicable restrictions lapse.  Unless otherwise determined by the Compensation Committee, holders of restricted shares will have the right to vote such shares and to receive any related cash dividends during the restriction period.  Any stock dividends will be subject to the same restrictions as the underlying shares of restricted stock.

The recipient of a restricted stock unit award will be entitled to receive a number of shares of the Company's common stock that is equal to the number of units granted if and when the units vest.  Vesting conditions may be based on the recipient's continued service with the Company or upon achievement of performance goals established by the Compensation Committee.  The Compensation Committee may provide that cash dividend equivalents with respect to restricted stock units may be paid during, or may be accumulated and paid at the end of, the applicable vesting period.

To the extent that the Compensation Committee grants restricted stock awards and/or restricted stock unit awards that are subject to the satisfaction of performance goals specified by the Compensation Committee (“performance awards”), the Compensation Committee will establish the specified levels of performance goals.  Performance goals may be weighted for different factors and measures.  The Compensation Committee will have discretion to make adjustments to a performance award in certain circumstances, such as when a person is promoted into a position of eligibility for a performance award, is transferred between eligible positions with different performance goals, terminates employment and is subsequently rehired, takes a leave of absence, or other similar circumstances deemed appropriate by the Compensation Committee.

 The Compensation Committee may also grant unrestricted stock awards to any eligible officer, employee or consultant.  Unrestricted shares do not require any payment by the recipient and are not subject to forfeiture or transfer restrictions (except to the extent imposed by law.

In the event of a “change in control”, the Board of Directors may take one or more of the following actions: (i) cause any or all outstanding options to become vested and immediately exercisable; (ii) cause any or all outstanding restricted stock or restricted stock units to become vested; (iii) cancel any option in exchange for a substitute option; (iv) cancel any restricted stock or restricted stock units in exchange for restricted stock of or restricted stock units for the stock of any successor corporation; (v) redeem any restricted stock for cash and/or other substitute consideration with a value equal to the fair market value of a share of the Company's common stock on the date of the change in control; (vi) cancel any option in exchange for cash and/or other substitute consideration with a value equal to the number of shares of the Company's common stock subject to that option, multiplied by the difference, if any, between the fair market value of a share of the Company's common stock on the date of the change in control and the exercise price of that option (or cancel the option without any payment if the exercise price exceeds the fair market value); or (vii) cancel any restricted stock unit in exchange for cash and/or other substitute consideration with a value equal to the fair market value of a share of the Company's common stock on the date of the change in control.  A “change in control” will generally occur for purposes of the 2009 Plan in the event of (a) a consolidation or merger of the Company if the Company is not the continuing or surviving corporation, (b) the sale or transfer of substantially all of the Company’s assets, (c) the liquidation or dissolution of the Company, (d) the acquisition by any person, corporation or entity of 50% or more of the Company's outstanding voting securities, or (e) the failure of the current members of the Board of Directors and any successors thereto who are approved by a vote of at least two-thirds of the current directors, to constitute a majority of the Board of Directors.

The Company’s Board may at any time amend the 2009 Plan for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose, provided that, without the consent of the Company’s shareholders, the Board may not (a) increase the number of shares of common stock available under the 2009 Plan, (b) change the group of individuals eligible to receive options and/or other awards, or (c) extend the term of the 2009 Plan.

A copy of the 2009 Plan was attached as Appendix A to the Company’s definitive proxy statement pertaining to its May 27, 2009 Annual Meeting.  The description of the 2009 Plan contained herein is qualified in its entirety by reference to the full text of the 2009 Plan.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 10.1 - Center Bancorp, Inc. 2009 Equity Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTER BANCORP, INC.

By:	/s/ Anthony C. Weagley
Name: Anthony C. Weagley
Title: President and CEO

Dated: June 1, 2009

EXHIBIT INDEX

Exhibit 10.1 - Center Bancorp, Inc. 2009 Equity Incentive Plan